Exhibit 99.1

Paltalk, Inc. Reports an Increase in Revenue of 5.5% in Third Quarter 2023

Generated Positive Cash Flow from Operations for Quarter

Jericho, NY – November 7, 2023 (GLOBE NEWSWIRE) -- via NewMediaWire -- Paltalk, Inc. (“Paltalk,” the “Company,” “we,” “our” or “us”) (Nasdaq: PALT), a communications software innovator that powers multimedia social applications, today announced financial and operational results for the third quarter ended September 30, 2023.

Key Financial Highlights for Third Quarter Ended September 30, 2023 Compared to Prior Year Period

●	Revenue increased 5.5% to $2.8 million

●	Subscription revenue increased 5% to $2.7 million

●	Advertising revenue increased 12% to $0.1 million

●	Net loss was $0.2 million compared to a net loss of $1.1 million, a decrease of 83%

●	Adjusted EBITDA loss, a non-GAAP measure, was $0.1 million compared to Adjusted EBITDA loss of $0.8 million, a decrease of 84%

●	Positive cash flow from operations for the quarter

Key Financial Highlights for Nine Months Ended September 30, 2023 Compared to Prior Year Period

●	Revenue increased 1% to $8.3 million

●	Subscription revenue increased 1% to $8.1 million

●	Advertising revenue decreased 10% to $0.2 million

●	Net loss was $0.8 million compared to a net loss of $2.9 million, a decrease of 73%

●	Adjusted EBITDA loss, a non-GAAP measure, was $0.8 million compared to Adjusted EBITDA loss of $2.2 million, a decrease of 64%

●	Deferred revenue of $2.2 million as of September 30, 2023

●	The Company had $13.7 million in cash and no long-term debt on its balance sheet as of September 30, 2023

Recent Corporate and Business Highlights

●	Appointed Geoff Cook to Board of Directors; previously, Mr. Cook co-founded and grew The Meet Group and ultimately sold it in 2020 for approximately $500 million

●	Engaged Cleverbridge to serve international markets and to optimize Paltalk’s geographic reach with global payment processing capabilities

Near Term Business Objectives

●	Leveraging our integration of the ManyCam product into Paltalk through upselling initiatives

●	Further optimizing marketing spend to effectively realize a positive return on our investment

●	Evaluating ways to optimize and reduce expenses with our infrastructure

●	Continuing to explore strategic opportunities, including, but not limited to, potential mergers or acquisitions of other assets or entities that are synergistic to our businesses

●	Continuing to defend our intellectual property

Management Commentary

Jason Katz, Chairman and CEO of Paltalk, commented, “We are pleased with our continued revenue growth and achievement of generating positive cash flow from operations in the third quarter. Our efforts to optimize our platforms and streamline our costs have resulted in a significant decrease in operating expenses and an improvement in reducing our operating losses and net losses. As we continue to prudently execute on our revenue growth plans, we believe we are well-positioned for profitability with our current expense infrastructure.”

Katz concluded, “We are very excited to have Geoff Cook join our Board, as he has successfully accomplished what we intend to do, which is to grow via strategic acquisitions to enhance shareholder value. In July of 2023, Geoff was named CEO of Noom, Inc., a leading digital health platform combining personalized psychology with modern medicine. Before that, Geoff executed numerous acquisitions while growing The Meet Group, and ultimately sold it in 2020 for approximately $500 million to ProSiebenSat.1 Media. We look forward to leveraging Geoff’s experience, knowledge, success and relationships to complement what we are currently doing with our internal efforts with Roth Capital.” Mr. Katz also added, “While our trial against Cisco was pushed back again to an expected trial date in May of 2024, the Court recently denied Cisco’s motion for summary judgement, and we look forward to continuing to defend our intellectual property.”

Patent Litigation

On July 23, 2021, a wholly owned subsidiary of the Company, Paltalk Holdings, Inc., filed a patent infringement lawsuit against WebEx Communications, Inc., Cisco WebEx LLC, and Cisco Systems, Inc. (collectively, “Cisco”), in the U.S. District Court for the Western District of Texas (the “Court”). The Company alleges that certain of Cisco’s products have infringed U.S. Patent No. 6,683,858, and that the Company is entitled to damages.

A Markman hearing took place on February 24, 2022. On September 7, 2022, the United States Patent Office issued a reexamination of U.S. Patent No. 6,683,858, and on January 19, 2023, the Examiner issued an Ex Parte Reexamination Certificate, ending the reexamination and confirming the patentability of claims 1-10 of U.S. Patent No. 6,683,858. On June 29, 2023, the Court held a pretrial conference with the parties and denied Cisco’s motion for summary judgement. The trial is expected to be held in May of 2024.

Financial Results for Three Months Ended September 30, 2023

●	Revenue for the three months ended September 30, 2023 increased by 5.5% to $2.8 million, compared to $2.6 million for the three months ended September 30, 2022. The increase in revenue was primarily attributed to an increase in virtual goods revenue from Paltalk, increased revenue from Vumber, as well as an increase in ManyCam revenue;

●	Loss from operations for the three months ended September 30, 2023 decreased by 63.3%, or $0.7 million, to a loss of $0.4 million, compared to a loss of $1.1 million for the three months ended September 30, 2022. The decrease in loss from operations was attributed to increased revenue for the three months ended September 30, 2023;

●	Net loss for the three months ended September 30, 2023 decreased 82.7% to $0.2 million, compared to a net loss of $1.1 million the three months ended September 30, 2022. The decrease in net loss was due to the increase in subscription revenue and the reduction of operating expenses;

●	Adjusted EBITDA loss, a non-GAAP measure, for the three months ended September 30, 2023 decreased by 83.8%, to an Adjusted EBITDA loss of $0.1 million, compared to Adjusted EBITDA loss of $0.8 million for the three months ended September 30, 2022;

●	Cash and cash equivalents totaled $13.7 million at September 30, 2023, a decrease of $1.0 million compared to $14.7 million at December 31, 2022; and

●	The Company had no long-term debt on its balance sheet at September 30, 2023.

Financial Results for Nine Months Ended September 30, 2023

●	Revenue for the nine months ended September 30, 2023 increased by 1.0% to $8.3 million, compared to $8.2 million for the nine months ended September 30, 2022. The increase in revenue was attributed to an increase in subscription revenue;

●	Loss from operations for the nine months ended September 30, 2023 decreased by 44.8%, or $1.3 million, to a loss of $1.6 million, compared to a loss of $2.9 million for the nine months ended September 30, 2022. The decrease in loss from operations was primarily attributable to an increase in revenue and reduced operating expenses in connection with the implementation of operating efficiencies;

●	Net loss for the nine months ended September 30, 2023 decreased by 73.1%, or $2.1 million, to $0.8 million, compared to a net loss of $2.9 million for the nine months ended September 30, 2022. The decrease in net loss was attributed to an increase in revenue and decreases in operating expenses as well as an increase in other income in connection with the Company’s recording of a refundable employee retention tax credit; and

●	Adjusted EBITDA loss, a non-GAAP measure, for the nine months ended September 30, 2023 decreased by 63.7%, or $1.4 million, to an Adjusted EBITDA loss of $0.8 million, compared to Adjusted EBITDA loss of $2.2 million for the nine months ended September 30, 2022.

	Three Months Ended September 30,
	(unaudited)		Change
	2023	2022	$	%
Subscription revenue	$2,673	$2,539	$134	5.3%
Advertising revenue	95	85	10	11.7%
Total revenues	2,768	2,624	144	5.5%
Loss from operations	(389)	(1,060)	671	63.3%
Net loss	$(182)	$(1,050)	$868	82.7%
Net Cash Provided by (Used in) Operating Activities	$16	$(980)	$996	101.6%
Adjusted EBITDA (a non-GAAP measure)	$(127)	$(781)	$654	83.8%

	Nine Months Ended September 30,
	(unaudited)		Change
	2023	2022	$	%

Subscription revenue	$8,064	$7,946	$118	1.5%
Advertising revenue	224	249	(25)	-10.0%
Total revenues	8,288	8,195	93	1.1%
Loss from operations	(1,576)	(2,857)	1,281	44.8%
Net loss	$(784)	$(2,918)	$2,134	73.1%
Net cash used in operating activities	$(981)	$(2,624)	$1,643	62.6%
Adjusted EBITDA (a non-GAAP measure)	$(790)	$(2,174)	$1,384	63.7%

ABOUT PALTALK, INC. (Nasdaq: PALT)

Paltalk, Inc. is a communications software innovator that powers multimedia social applications. Our product portfolio includes Paltalk and Camfrog, which together host a large collection of video-based communities. Our other products include ManyCam, Tinychat and Vumber. The Company has an over 20-year history of technology innovation and holds 10 patents. For more information, please visit: http://www.paltalk.com.

To be added to our news distribution list, please visit: http://www.paltalk.com/investor-alerts/.

FORWARD-LOOKING STATEMENTS:

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential,” or similar words.  Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, any economic recession and the overall inflationary environment on our results of operations and our business; our ability to effectively market and generate revenue from our applications; our ability to generate and maintain active users and to effectively monetize our user base; our ability to improve, market and promote the ManyCam software; the Company’s ability to retain the listing of its common stock on The Nasdaq Capital Market; our ability to release new applications or improve upon or add features to existing applications on schedule or at all; risks and uncertainties related to our increasing focus on the use of new and novel technologies to enhance our applications, and our ability to timely complete development of applications using new technologies; our ability to effectively compete with existing competitors and new market entrants; our ability to effectively secure new software development and licensing customers; our ability to protect our intellectual property rights; the use of the internet and privacy and protection of user data; our ability to consummate favorable acquisitions and effectively integrate any companies or properties that we acquire; and our ability to manage our partnerships and strategic alliances. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov.

All forward-looking statements speak only as of the date on which they are made. The Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement was made, except to the extent required by applicable securities laws.

Investor Contacts:

IR@paltalk.com

ClearThink

nyc@clearthink.capital

917-658-7878

PALTALK, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

	Three Months Ended		Nine Months Ended
	September 30, (unaudited)		September 30, (unaudited)
	2023	2022	2023	2022
Reconciliation of net loss to Adjusted EBITDA:
Net loss	$(181,576)	$(1,050,365)	$(784,245)	$(2,918,016)
Interest (income) expense, net	(169,925)	(19,750)	(462,433)	3,004
Other (income) expense, net	-	-	(343,045)	27,361
Income tax (benefit) expense	(37,915)	9,712	13,590	30,496
Impairment loss on digital tokens	-	-	-	7,262
Depreciation and amortization expense	205,583	220,124	616,750	404,565
Stock-based compensation expense	57,380	59,729	169,691	271,349
Adjusted EBITDA	$(126,453)	$(780,550)	$(789,692)	$(2,173,979)

Non-GAAP Financial Measures and Key Metrics

The Company has provided in this release Adjusted EBITDA, a non-GAAP financial measure, to supplement the consolidated financial statements, which are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Adjusted EBITDA is defined as net loss adjusted to exclude interest (income) expense, net, other (income) expense, net, income tax (benefit) expense, impairment loss on digital tokens, depreciation and amortization expense, and stock-based compensation expense.

Management uses Adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to Adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes Adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that Adjusted EBITDA does not reflect, among other things: interest (income) expense, net, income tax (benefit) expense, depreciation and amortization expense, other (income) expense, net, and stock-based compensation. Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA along with other financial performance measures, including total revenues, subscription revenue, deferred revenue, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

PALTALK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2023	2022
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$13,667,000	$14,739,933
Accounts receivable, net of allowances of $13,648 as of September 30, 2023 and $3,648 as of December 31, 2022	143,222	122,297
Employee retention tax credit receivable, net	114,212	-
Prepaid expense and other current assets	822,647	543,199
Total current assets	14,747,081	15,405,429
Operating lease right-of-use asset	97,727	159,181
Goodwill	6,326,250	6,326,250
Intangible assets, net	2,910,061	3,526,811
Other assets	13,937	13,937
Total assets	$24,095,056	$25,431,608

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$680,187	$1,013,637
Accrued expenses and other current liabilities	65,466	225,193
Operating lease liabilities, current portion	76,886	82,176
Contingent consideration	-	85,000
Deferred subscription revenue	2,200,517	2,257,452
Total current liabilities	3,023,056	3,663,458
Operating lease liabilities, non-current portion	20,841	77,005
Deferred tax liability	698,684	716,903
Total liabilities	3,742,581	4,457,366
Commitments and contingencies (Note 9)
Stockholders’ equity:
Common stock, $0.001 par value, 25,000,000 shares authorized, 9,864,120 shares issued and 9,222,157 and 9,227,349 shares outstanding as of September 30, 2023 and December 31, 2022, respectively	9,864	9,864
Treasury stock, 641,963 and 636,771 shares repurchased as of September 30, 2023 and December 31, 2022, respectively	(1,199,337)	(1,192,124)
Additional paid-in capital	36,143,426	35,973,735
Accumulated deficit	(14,601,478)	(13,817,233)
Total stockholders’ equity	20,352,475	20,974,242
Total liabilities and stockholders’ equity	$24,095,056	$25,431,608

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues:
Subscription revenue	$2,673,333	$2,538,764	$8,063,992	$7,945,809
Advertising revenue	94,606	84,703	223,966	248,827
Total revenues	2,767,939	2,623,467	8,287,958	8,194,636
Costs and expenses:
Cost of revenue	826,662	775,330	2,403,165	2,088,974
Sales and marketing expense	210,573	370,772	685,953	1,266,387
Product development expense	1,193,430	1,485,479	3,605,652	4,537,384
General and administrative expense	926,690	1,052,289	3,169,321	3,151,784
Impairment loss on digital tokens	-	-	-	7,262
Total costs and expenses	3,157,355	3,683,870	9,864,091	11,051,791
Loss from operations	(389,416)	(1,060,403)	(1,576,133)	(2,857,155)
Interest income (expense), net	169,925	19,750	462,433	(3,004)
Other income (expense), net	-	-	343,045	(27,361)
Loss from operations before provision for income taxes	(219,491)	(1,040,653)	(770,655)	(2,887,520)
Income tax benefit (expense)	37,915	(9,712)	(13,590)	(30,496)
Net loss	$(181,576)	$(1,050,365)	$(784,245)	$(2,918,016)

Net loss per share of common stock:
Basic	$(0.02)	$(0.11)	$(0.09)	$(0.30)
Diluted	$(0.02)	$(0.11)	$(0.09)	$(0.30)
Weighted average number of shares of common stock used in calculating net loss per share of common stock:
Basic	9,222,157	9,722,157	9,222,223	9,774,904
Diluted	9,222,157	9,722,157	9,222,223	9,774,904

PALTALK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(784,245)	$(2,918,016)
Adjustments to reconcile net loss from operations to net cash used in operating activities:
Depreciation of property and equipment	-	65,317
Amortization of intangible assets	616,750	339,247
Amortization of operating lease right-of-use assets	61,454	60,059
Impairment loss on digital tokens	-	7,262
Bad debt expense	10,000	-
Deferred tax benefit	(18,219)	-
Stock-based compensation	169,691	271,349
Changes in operating assets and liabilities:
Accounts receivable	(30,925)	33,176
Operating lease liability	(61,454)	(60,059)
Prepaid expense and other current assets	(279,448)	(68,838)
Accounts payable, accrued expenses and other current liabilities	(493,177)	(498,553)
Employee retention tax credit receivable, net	(114,212)	-
Deferred subscription revenue	(56,935)	145,374
Net cash used in operating activities	(980,720)	(2,623,682)
Cash flows from investing activities:
Acquisition of ManyCam assets	-	(2,700,000)
Acquisition related costs of ManyCam assets	-	(242,279)
Payment of contingent consideration	(85,000)	-
Net cash used in investing activities	(85,000)	(2,942,279)
Cash flows from financing activities:
Purchase of treasury stock	(7,213)	(572,336)
Net cash used in financing activities	(7,213)	(572,336)
Net decrease in cash and cash equivalents	(1,072,933)	(6,138,297)
Balance of cash and cash equivalents at beginning of period	14,739,933	21,636,860
Balance of cash and cash equivalents at end of period	$13,667,000	$15,498,563
Supplemental disclosure of cash flow information:
Cash paid during the periods:
Interest	$512	$-
Taxes	$23,551	$-
Non-cash investing and financing activities:
Write-off of property and equipment	$-	$1,475,649
Deferred tax liability associated with the acquisition of ManyCam assets	$-	$851,298
Accrued contingent consideration	$-	$150,000